                                                                    Exhibit 99.1

                       TECHNOLOGY INVESTMENT CAPITAL CORP.
                         8 Sound Shore Drive, Suite 255
                               Greenwich, CT 06830
                     Tel: (203) 983-5275 Fax: (203) 983-5290

     TICC REPORTS FINANCIAL RESULTS FOR THE QUARTER ENDED SEPTEMBER 30, 2004

Greenwich, CT - 11/4/2004 - Technology Investment Capital Corp. (Nasdaq: TICC)
announced today results for the quarter ended September 30, 2004.

HIGHLIGHTS

o    We recorded net investment income of $1,347,156, or $0.13 per share for the third quarter and net investment income of $1,576,618, or $0.16 per share for the nine months ended September 30, 2004.

o    We closed four new transactions during the third quarter totaling $39.2 million, of which $31.2 million was funded and $8.0 million was committed.

     o   TrenStar, Inc. ($15.0 million - senior secured notes with warrants)

     o   The Endurance International Group ($7.0 million - senior secured notes with warrants), and a commitment to fund an additional $3.0 million of senior secured notes with warrants assuming the company achieves certain milestones

     o   DirectRevenue, LLC ($6.7 million - senior secured notes with warrants)

     o   Avue Technologies Corporation ($2.5 million - senior secured notes with warrants), and a commitment to fund an additional $5.0 million of senior secured notes with warrants assuming the company achieves certain milestones

o    On October 4, 2004, we announced a $13.0 million transaction with 3001,
     Inc. consisting of $10.0 million in senior unsecured notes and $3.0 million in preferred and common stock.

o    We have funded and committed $87.9 million (representing approximately 64%
     of our net IPO proceeds) in 8 transactions year to date.

o    At September 30, 2004, the weighted average yield of our investments
     (excluding cash equivalents) was 10.9% (the weighted average yield is computed using interest rates as of the balance sheet date, weighted by their respective costs).

o    We declared and paid a dividend of $0.11 per share during the third quarter.

o    On October 27, 2004, our Board of Directors declared a dividend of $0.11 for the fourth quarter, payable on December 31, 2004 to stockholders of record as of December 10, 2004. The ex-dividend date is December 8, 2004.

     o   The dividend we intend to distribute on December 31, 2004 may result in a tax return of capital to our stockholders. A written statement identifying the source of the dividend (i.e., net income from operations, accumulated undistributed net profits from the sale of securities, and/or paid-in capital surplus) will accompany our fourth quarter dividend payments to our stockholders.

We will host a conference call to discuss our third quarter results today,
November 4th at 10:00 AM EST. Please call 877-407-8031 to participate. A replay of the conference call will be available for approximately 30 days. The replay number is 877-660-6853, the account number is 1628 and the access code is
121009.

The following financial statements are unaudited and without footnotes. Readers who would like additional information should obtain our Form 10-K for the period ended December 31, 2003 and subsequent reports on Form 10-Q as they are filed.

TECHNOLOGY INVESTMENT CAPITAL CORP.
BALANCE SHEET

                                                                           UNAUDITED            AUDITED
                                                                         SEPTEMBER 30,       DECEMBER 31,
                                                                              2004                2003
-------------------------------------------------------------------------------------------------------------

ASSETS
Investments at fair value
   (cost: $64,610,162 @ 9/30/04; none @ 12/31/03)                         $64,610,162                 $0
Cash and cash equivalents                                                  73,794,091        138,228,765
Interest receivable                                                           598,791             23,667
Prepaid assets                                                                 31,087             72,446
                                                                       --------------------------------------
   Total Assets                                                          $139,034,131       $138,324,878
                                                                       ======================================

LIABILITIES
Accrued expenses                                                             $932,640           $335,810
Accrued offering expenses                                                           0             19,441
                                                                       --------------------------------------
   Total Liabilities                                                          932,640            355,251
                                                                       --------------------------------------

STOCKHOLDERS' EQUITY
Common stock, $0.01 par value, 100,000,000 shares authorized, and
   10,125,406 and 10,000,100 issued and outstanding, respectively             101,254            100,001
Capital in excess of par value                                            139,959,089        138,189,832
(Overdistributed) net investment income (loss)                            (1,958,852)          (320,206)
                                                                       --------------------------------------
   Total Stockholders' Equity                                             138,101,491        137,969,627
                                                                       --------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                               $139,034,131       $138,324,878
-----------------------------------------------------------------------======================================

TECHNOLOGY INVESTMENT CAPITAL CORP.
SCHEDULE OF INVESTMENTS

COMPANY (1)                   INDUSTRY                     INVESTMENT                 COST        FAIR VALUE (2)
-----------------------------------------------------------------------------------------------------------------

Questia Media, Inc.     Digital media             Senior secured notes (3) (4)       $ 8,665,292     $ 8,665,292

MortgageIT, Inc.        Financial services        Senior secured notes                15,000,000      15,000,000

Advanced Aesthetics     Medical services          Senior secured notes                10,000,000      10,000,000
Institute
                                                  Warrants to purchase common
                                                  stock                                        -               -

The Endurance           Webhosting                Senior secured notes (4) (5)         6,855,600       6,855,600
International Group
                                                  Warrants to purchase
                                                  convertible preferred stock            150,000         150,000

DirectRevenue, LLC      Internet advertising      Senior secured notes (5) (6)         6,199,000       6,199,000

                                                  Warrants to purchase common
                                                  units                                  240,000         240,000

Avue Technologies       Software                  Senior secured notes (4) (5)         2,487,270       2,487,270
Corporation
                                                  Warrants to purchase common
                                                  stock                                   13,000          13,000

TrenStar, Inc.          Logistics                 Senior secured notes (3)            15,000,000      15,000,000

                                                  Warrants to purchase
                                                  convertible preferred stock                  -               -
                                                                                 --------------------------------
Total                                                                                $64,610,162     $64,610,162
                                                                                 ================================

(1)  We do not "control" and are not an "affiliate" of any of our portfolio companies, each as defined in the Investment Company Act of 1940 (the "1940
     Act"). In general, under the 1940 Act, we would "control" a portfolio company if we owned 25% or more of its voting securities and would be an
     "affiliate" of a portfolio company if we owned 5% or more of its voting securities.

(2)  Fair value is determined in good faith by the Board of Directors of the
     Company.

(3)  Investment has some payment-in-kind interest.

(4)  Transaction also includes a commitment for additional notes.

(5)  Cost and fair value reflect accretion of original issue discount.

(6)  Cost and fair value reflect repayment of principal.

TECHNOLOGY INVESTMENT CAPITAL CORP.
STATEMENT OF OPERATIONS

                                                                          UNAUDITED           UNAUDITED
                                                                        3 MONTHS ENDED      9 MONTHS ENDED
                                                                      SEPTEMBER 30, 2004  SEPTEMBER 30, 2004
-------------------------------------------------------------------------------------------------------------

INVESTMENT INCOME
Interest income                                                            $1,652,616          $3,279,261
Other fees                                                                    691,921           1,221,921
                                                                      ---------------------------------------
   Total Investment Income                                                  2,344,537           4,501,182
                                                                      ---------------------------------------

EXPENSES
Salaries and benefits                                                          54,780             152,918
Investment advisory fees                                                      698,337           2,077,286
Professional fees                                                             126,500             353,596
Insurance                                                                      20,240              60,280
Directors' fees                                                                32,250             102,750
General and administrative                                                     65,274             177,734
                                                                      ---------------------------------------
   Total Expenses                                                             997,381           2,924,564

                                                                      ---------------------------------------
NET INVESTMENT INCOME                                                      $1,347,156          $1,576,618
                                                                      =======================================

NET INCREASE IN STOCKHOLDERS'                                              $1,347,156          $1,576,618
EQUITY RESULTING FROM OPERATIONS

Net increase in stockholders' equity resulting from
Operations per common share:
   Basic and Diluted                                                            $0.13               $0.16

Weighted average shares of common stock outstanding:
   Basic and Diluted                                                       10,093,067          10,046,048
-------------------------------------------------------------------------------------------------------------

TECHNOLOGY INVESTMENT CAPITAL CORP.
FINANCIAL HIGHLIGHTS

                                                                          UNAUDITED           UNAUDITED
                                                                        3 MONTHS ENDED      9 MONTHS ENDED
                                                                      SEPTEMBER 30, 2004  SEPTEMBER 30, 2004
-------------------------------------------------------------------------------------------------------------

PER SHARE DATA (1)
------------------
Net asset value at beginning of period                                         $13.61              $13.80
Net investment income (2)                                                        0.13                0.16
Net unrealized gains (3)                                                         0.01                0.00
Distributions from net investment income                                       (0.11)              (0.32)
                                                                      ---------------------------------------
Net asset value at end of period                                               $13.64              $13.64
                                                                      =======================================

Per share market value at beginning of period                                  $13.51              $15.55
Per share market value at end of period                                         13.99               13.99
Total return (4) (5)                                                             4.4%              (8.0)%
Shares outstanding at end of period                                        10,125,406          10,125,406

RATIOS/SUPPLEMENTAL DATA
------------------------
Net assets at end of period                                               138,101,491         138,101,491
Average net assets                                                        137,584,626         137,711,756
Ratio of expenses to average
   net assets - annualized                                                      2.90%               2.83%
Ratio of net investment income to average
   net assets - annualized                                                       3.92%               1.53%
-------------------------------------------------------------------------------------------------------------

(1)  Basic per share data.
(2)  Represents per share net investment income for the period.
(3)  Represents amount necessary to reconcile change in net asset value per share
(4)  Calculated using weighted average share method.
(5)  Total return equals the increase or decrease in the ending market value plus dividends divided by the beginning market value.

ABOUT TECHNOLOGY INVESTMENT CAPITAL CORP.
We are a publicly-traded business development company principally engaged in providing capital to small to mid-size technology-related companies. While the structures of our financings vary, we look to invest primarily in the non-public debt and equity of established technology-related businesses. Companies interested in learning more about financing opportunities should contact Barry
Osherow at (203) 661-9572 or visit our website at www.ticc.com.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words
"believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange
Commission. We undertake no obligation to update such statements to reflect subsequent events.